UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): August 14, 2008
Southern Community Bancshares, Inc.
(Exact Name of Registrant as Specified in Charter)

Georgia	000-50252	58-2639705

(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)
525 North Jeff Davis Drive, Fayetteville, Georgia 30214
(Address of Principal Executive Offices, including Zip Code)
(770) 461-4365
(Registrant’s Telephone Number, including Area Code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of David R. Coxon as President and CEO
     On August 14, 2008 the Board of Directors of Southern Community Bancshares, Inc. (the “Company”) appointed David R. Coxon as President and Chief Executive Officer of the Company and its bank subsidiary Southern Community Bank (the “Bank”). Mr. Coxon was also elected to the Company’s and the Bank’s respective Boards of Directors. His initial term as a Company director will expire at the Company’s 2009 annual meeting of shareholders.
     Mr. Coxon, age 53, has over 30 years experience in the banking industry. He most recently served since 2004 as President and CEO of United Community Bank — Fairburn, which is a division of United Community Banks, Inc. The division managed seven offices in Fayette, Coweta and South Fulton Counties. From 1999 until 2004 Mr. Coxon served as Chief Credit Officer and as a director of United Bank located in Zebulon, Georgia. His banking experience also includes over 12 years in various capacities with BankSouth Corporation, which is now part of Bank of America.
     In connection with his appointment as President and Chief Executive Officer, the Bank entered into an Employment Agreement with Mr. Coxon (the “Agreement”) effective as of August 14, 2008 (the “Effective Date”). The Agreement has an initial term of three years and will be automatically extended for an additional year on each anniversary unless either party gives the other six months prior written notice. Mr. Coxon will be paid an initial base salary of $275,000. He will also be entitled to such incentives and discretionary bonuses as may be authorized by the Bank’s Board of Directors. For 2008 and 2009 Mr. Coxon will be awarded a bonus equivalent to an annualized $46,000 provided that his 2008 bonus is conditioned upon the Bank’s achievement of at least an 11% reduction in the ratio of non-performing loans to total loans (comparing the June 30, 2008 ratio to the December 31, 2008 ratio) and his 2009 bonus is conditioned upon the Bank’s return to month-to-month profitability before the end of 2009. Beginning in 2010 the bonus shall be based on meeting or exceeding certain performance criteria to be established by the Board of Directors.
     In connection with Mr. Coxon’s appointment as CEO, the Company has awarded him incentive stock options to purchase 133,333 shares of common stock at an exercise price of $4.00 per share. The options vest as follows: 15,000 immediately, 23,667 on the first anniversary of the grant date, 23,667 on the second anniversary of the grant date, 23,666 on the third anniversary of the grant date, 23,666 on the fourth anniversary of the grant date and 23,666 on the fifth anniversary of the grant date. Mr. Coxon will also be provided with such employee benefits, including health, life and disability insurance, an annual car allowance of $25,000, membership in social, professional and civic clubs which the Board of Directors of the Bank in its discretion determines to be in keeping with a level commensurate with a similarly-situated financial institution.
     The Agreement will terminate upon Mr. Coxon’s death or disability. Mr. Coxon may terminate the Agreement upon 60 days’ prior written notice. The Bank may terminate the Agreement immediately upon written notice, provided that if the termination is without cause then Mr. Coxon will be entitled to severance compensation equal to his base salary then in effect, which will be paid over a one-year period of time, and will pay to Mr. Coxon the cost of COBRA continuation coverage, if he elects such coverage, on a monthly basis for up to 12 months. Payment of the severance will be conditioned upon receipt of any applicable regulatory approvals.
     If the Bank experiences a change in control and as a result of such change in control Mr. Coxon either:
•	is terminated (except for cause) during the one year period after the change of control and before Mr. Coxon reaches the age of 70; or
•	voluntarily resigns from his employment effective as of the first anniversary of the date of the change in control, then Mr. Coxon will be entitled to receive severance compensation in an amount equal to 100% of his base salary then in effect in a lump sum within 14 days following the termination or resignation. This change in control payment is conditioned upon receipt of any applicable regulatory approvals.
     The employment agreement also contains restrictions on the ability of Mr. Coxon to compete with the Bank for a period of one year following the date of termination for any reason whatsoever. He is also restricted on the disclosure and use of the Bank’s confidential information and trade secrets. In addition, he is restricted in his ability to solicit Bank employees or Bank customers with whom he had material contact during the one-year period immediately preceding the termination of his employment.
     The Company has requested approval from the Federal Reserve Bank of Atlanta (the “FRB Atlanta”) for the Company to become a party to the Agreement, upon substantially the same terms as the Bank. Upon the receipt of such approval, the Company will become a party to the Agreement. The Company does not intend to file an additional Current Report on Form 8-K, or to amend this Current Report on Form 8-K, to report the receipt of the FRB Atlanta’s approval or the Company becoming a party to the Employment Agreement. However, if the FRB Atlanta declines to approve the Company’s request, then the Company will file an amendment to this Current Report on Form 8-K to report that development.
Amendment of Stock Option Plan
     As noted above, the Company awarded to Mr. Coxon incentive stock options to purchase 133,333 shares of common stock in connection with his appointment as President and CEO. These options were granted pursuant to the Company’s 2001 Incentive Stock Option Plan for Key Employees (the “Plan”). In order to grant the contemplated options under the Plan the Company’s Board of Directors adopted Amendment No. 1 to the Plan (the “Amendment”), which increases the number of shares of common stock that are authorized for issuance under the Plan by 133,333 to a total of 179,852. The Amendment will be submitted to the Company’s shareholders for ratification at the next annual meeting of shareholders.

Item 9.01.	Financial Statements and Exhibits.
     (d) Exhibits
     The following exhibit is furnished herewith:
     99.1       Press Release of Southern Community Bancshares, Inc. dated August 18, 2008

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

August 19, 2008	SOUTHERN COMMUNITY BANCSHARES, INC.
	By:	/s/ Leslye L. Grindle
Leslye L. Grindle
Chief Financial Officer